EXHIBIT 23.2
HARVEST NATURAL RESOURCES, INC.
INDEPENDENT PETROLEUM ENGINEERS’ CONSENT
          We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-115841, 333-94823, 333-49114 and 333-85900) and Form S-3 (No. 333-17231) of Harvest Natural Resources, Inc. (formerly Benton Oil and Gas Company) of our report dated February 12, 2009 relating to the reserve reports, which appears in this Annual Report on Form 10-K.
Ryder Scott Company, L.P.
Denver, Colorado
March 11, 2009